Exhibit 99.1

NeoGenomics Reports 51% Revenue Growth to Record $96 Million in the First Quarter

Ft. Myers, Florida - April 30, 2019 - NeoGenomics, Inc. (NASDAQ: NEO), a leading provider of cancer-focused genetic testing services, today reported its results for the first quarter of 2019.

First Quarter 2019 Highlights:

•Consolidated revenue increased 51% to $95.6 million
•Clinical Services revenue increased 51% to $86.2 million
•Pharma Services revenue increased 45% to $9.4 million
•Gross profit increased 73% to $47.1 million

Douglas M. VanOort, the Company’s Chairman and CEO, commented, “We are certainly pleased with our very strong first quarter financial results. Revenue growth in both our Clinical and Pharma services divisions exceeded expectations, and momentum accelerated throughout the quarter. The integration of Genoptix, while demanding, is progressing well and is on track. Profitability improved significantly as a result of better operating leverage and cost efficiency. We are excited with our excellent start to 2019, and by the opportunities for continued growth in revenue and profitability as the year unfolds.”

First Quarter Results

Consolidated Revenues for the first quarter of 2019 were $95.6 million, an increase of 51% over the same period in 2018. Clinical test volume(1) increased by 31% year over year. Average revenue per clinical test (“Revenue per Test”) increased by 15% to $368 primarily due to the acquisition of Genoptix as well as the benefit of reimbursement initiatives.

Consolidated gross profit improved by $19.8 million, or 73%, compared to the first quarter of 2018, to $47.1 million. Consolidated gross margin improved by approximately 625 basis points year-over-year to 49%. Gross margin improvement reflects the impact of volume growth, higher revenue per test, productivity gains, and cost efficiencies. Average cost-of-goods-sold per clinical test (“Cost per Test”) increased by 5%, reflecting the impact of the Genoptix acquisition, partially offset by continued efficiency.

Consolidated operating expenses increased by $19.8 million, or 80%, compared to the first quarter of 2018, primarily due to the Genoptix acquisition as well as increases in payroll and payroll related costs as a result of an increased number of employees, and $1.3 million in acquisition and integration related costs.

Net loss in the Quarter was $2.4 million compared to net income of $0.6 million in the prior year’s first quarter. The net loss for the quarter reflects an accrual related to Health Discovery Corporation litigation of $4.9 million, net of tax.

Adjusted EBITDA(2) was $13.8 million in the Quarter, a 49% improvement from the prior year. Adjusted Net Income(2) was $7.2 million compared to Adjusted Net Income of $2.5 million in the prior year.

Cash collections remained strong with Days Sales Outstanding (“DSO”) stable at 78 days.

2019 Financial Outlook:

NeoGenomics is raising its full year 2019 guidance, initially issued on February 19, 2019.

(in millions)	Previous Guidance	Updated Guidance
Consolidated Revenue	$379 - $395	$384 - $400
Net Income/(Loss)	($3) - $3	($3) - $1
Adjusted EBITDA(2)	$49 - $53	$52 - $56

Please also refer to the tables reconciling forecasted Adjusted Net Income, Adjusted Diluted EPS and Adjusted EBITDA to their closest GAAP equivalents in the section of this report entitled “Reconciliation of Non-GAAP Financial Guidance to Corresponding GAAP Measures.”

The Company reserves the right to adjust this guidance at any time based on the ongoing execution of its business plan. Current and prospective investors are encouraged to perform their own due diligence before buying or selling any of the Company’s securities, and are reminded that the foregoing estimates should not be construed as a guarantee of future performance.
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(1) Clinical tests exclude tests performed for Pharma Services customers.

(2) NeoGenomics has provided adjusted financial information that has not been prepared in accordance with GAAP, including Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS. Each of these measures is defined in the section of this report entitled “Use of Non-GAAP Financial Measures,” and the basis for using these measures is explained in the section entitled “Basis for Non-GAAP Adjustments.” See also the tables reconciling such measures to their closest GAAP equivalent.

Conference Call
The Company has scheduled a web-cast and conference call to discuss its first quarter results on Tuesday, April 30, 2019 at 8:30 AM EDT. Interested investors should dial (844) 602-0380 (domestic) and (862) 298-0970 (international) at least five minutes prior to the call. A replay of the conference call will be available until 8:30 AM on May 7, 2019, and can be accessed by dialing (877) 481-4010 (domestic) and (919) 882-2331 (international). The playback conference ID Number is 45776. The web-cast may be accessed under the Investor Relations section of our website at www.neogenomics.com. An archive of the web-cast will be available until 08:30 AM on July 30, 2019.

About NeoGenomics, Inc.
NeoGenomics, Inc. specializes in cancer genetics testing and information services. The Company provides one of the most comprehensive oncology-focused testing menus in the world for physicians to help them diagnose and treat cancer. The Company’s Pharma Services division serves pharmaceutical clients in clinical trials and drug development.

Headquartered in Fort Myers, FL, NeoGenomics operates CAP accredited and CLIA certified laboratories in Ft. Myers and Tampa, Florida; Aliso Viejo, Carlsbad and Fresno California; Houston,

Texas; Atlanta, Georgia; Nashville, Tennessee; Rolle, Switzerland, and Singapore. NeoGenomics serves the needs of pathologists, oncologists, academic centers, hospital systems, pharmaceutical firms, integrated service delivery networks, and managed care organizations throughout the United States, and pharmaceutical firms in Europe and Asia. For additional information about NeoGenomics, visit http://neogenomics.com/.

Forward Looking Statements
Certain information contained in this press release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including the information set forth in the “Full-Year 2019 Financial Outlook”. These forward looking statements involve a number of risks and uncertainties that could cause actual future results to differ materially from those anticipated in the forward-looking statements as the result of the Company’s ability to continue gaining new customers, offer new types of tests, integrate its acquisition of the Genoptix business and otherwise implement its business plan, as well as additional factors discussed under the heading “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K filed with the SEC on February 26, 2019. As a result, this press release should be read in conjunction with the Company's periodic filings with the SEC. In addition, it is the Company’s practice to make information about the Company available by posting copies of its Company Overview Presentation from time to time on the Investor Relations section of its website at http://ir.neogenomics.com/.

Forward-looking statements represent the Company’s estimates only as of the date such statements are made (unless another date is indicated) and should not be relied upon as representing the Company’s estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if its estimates change.

For further information, please contact:

NeoGenomics, Inc.
William Bonello
Chief Strategy and Corporate Development Officer
Director, Investor Relations
(239)690-4238 (w) (239)284-4314 (m)
bill.bonello@neogenomics.com

NeoGenomics, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

ASSETS	March 31, 2019	December 31, 2018
Cash and cash equivalents	$13,195	$9,811
Accounts receivable	82,585	76,919
Inventory	9,670	8,650
Other current assets	10,495	8,288
Total current assets	115,945	103,668
Property and equipment (net of accumulated depreciation and amortization of $54,512 and $50,127, respectively)	60,696	60,888
Operating lease right-of-use assets	19,734	—
Intangible assets, net	137,844	140,029
Goodwill	196,298	197,892
Other assets	2,826	2,538
TOTAL ASSETS	$533,343	$505,015

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and other current liabilities	$54,709	$46,753
Short-term portion of finance leases and debt	14,374	14,172
Short-term portion of operating lease liabilities	3,620	—
Total current liabilities	72,703	60,925

Long-term portion of finance leases and debt	96,248	98,130
Long-term portion of operating lease liabilities	16,648	—
Deferred income tax liability, net	20,156	22,457
Other long-term liabilities	3,740	3,060
Total long-term liabilities	136,792	123,647
TOTAL LIABILITIES	209,495	184,572

Stockholders' Equity	323,848	320,443
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$533,343	$505,015

 NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,
	2019	2018
Net Revenue:
Clinical Services	$86,210	$56,971
Pharma Services	9,367	6,452
Total Revenue	95,577	63,423

COST OF REVENUE	48,462	36,120
GROSS PROFIT	47,115	27,303

Operating expenses:
General and administrative	32,142	17,067
Research and development	1,209	956
Sales and marketing	11,216	6,775
Total operating expenses	44,567	24,798
Income From Operations	2,548	2,505

Interest expense, net	1,826	1,486
Other expense (income)	5,169	(63)
Income (loss) before taxes	(4,447)	1,082
Income tax expense (benefit)	(2,023)	438
Net Income (Loss)	(2,424)	644

Deemed dividends on preferred stock	—	1,003
Amortization of preferred stock beneficial conversion feature	—	1,853
Net Loss Attributable to Common Stockholders	$(2,424)	$(2,212)

Net Loss per Common Share:
Basic	$(0.03)	$(0.03)
Diluted	$(0.03)	$(0.03)

Weighted Average Shares Used in Computation of Earnings per Common Share:
Basic	94,740	80,507
Diluted	94,740	80,507

NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended March 31,
CASH FLOWS FROM OPERATING ACTIVITIES	2019	2018
Net income (loss)	$(2,424)	$644
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,271	3,633
(Gain) impairment/loss on sale of assets	156	(7)
Amortization of intangibles	2,559	1,413
Amortization of debt issue costs	150	113
Stock based compensation	2,139	1,624
Changes in assets and liabilities, net	(1,754)	6,892
NET CASH PROVIDED BY OPERATING ACTIVITIES	6,097	14,312

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(3,196)	(4,666)
NET CASH USED IN INVESTING ACTIVITIES	(3,196)	(4,666)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of finance lease obligations and loans	(1,797)	(1,394)
Repayment of term loan	(1,968)	(6,338)
Issuance of common stock, net	4,248	483
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	483	(7,249)
Effects of foreign exchange rate changes on cash and cash equivalents	—	(45)
NET CHANGE IN CASH AND CASH EQUIVALENTS	3,384	2,352

CASH AND CASH EQUIVALENT, BEGINNING OF PERIOD	9,811	12,821
CASH AND CASH EQUIVALENTS, END OF PERIOD	$13,195	$15,173

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$1,696	$1,396
Income taxes paid, net of refunds	8	7

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING INFORMATION:
Equipment acquired under finance lease/loan obligations	$2,003	$3,355

Use of Non-GAAP Financial Measures
The Company's financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States of America (GAAP) and using certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company's core operating results and comparison of core operating results across reporting periods. Management also uses non-GAAP financial measures for financial and operational decision making, planning and forecasting purposes and to manage the Company's business. Management believes that these non-GAAP financial measures enable investors to evaluate our operating results and future prospects in the same manner as management. The non-GAAP financial measures do not replace the presentation of GAAP financial results and should only be used as a supplement to, and not as a substitute for, the Company's financial results presented in accordance with GAAP. There are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation, and do not therefore present the full measure of the Company's recorded costs against its net revenue. In addition, the Company's definition of the non-GAAP financial measures below may differ from non-GAAP measures used by other companies.

Definitions of Non-GAAP Measures

Non-GAAP Adjusted EBITDA

"Adjusted EBITDA" is defined by NeoGenomics as net income from continuing operations before: (i) interest expense, (ii) tax expense, (iii) depreciation and amortization expense, non-cash stock-based compensation expense, and if applicable in a reporting period, acquisition-related transaction expenses, (vi) non-cash impairments of intangible assets, (vii) debt financing costs, (viii) and other significant non-recurring or non-operating (income) or expenses.

Non-GAAP Adjusted Net Income

"Adjusted Net Income" is defined by NeoGenomics as net income available to common shareholders from continuing operations plus: (i) non-cash amortization of customer lists and other intangible assets, (ii) non-cash stock-based compensation expense, (iii) non-cash deemed dividends on preferred stock, (iv) non-cash amortization of preferred stock beneficial conversion feature, and if applicable in a reporting period, (v) acquisition related transaction expenses, (vi) non-cash impairments of intangible assets, (vii) debt financing costs, (viii) and other significant non-recurring or non-operating (income) or expenses.

Non-GAAP Adjusted Diluted EPS

"Adjusted Diluted EPS" is defined by NeoGenomics as Adjusted Net Income divided by Adjusted Diluted Shares outstanding. Adjusted Diluted Shares outstanding is the sum of Diluted shares outstanding and the weighted average number of common shares that would be outstanding if the preferred stock were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period. In addition, if GAAP Net Income is negative and Adjusted Net Income is positive, Adjusted Diluted Shares will also include any options or warrants that would be outstanding as dilutive instruments using the treasury stock method.

Basis for Non-GAAP Adjustments

NeoGenomics' basis for excluding certain expenses (income) from GAAP financial measures, are outlined below:

Amortization of intangible assets - The intangible assets that give rise to this amortization expense relate to acquisitions, and the amounts allocated to such intangible assets. The terms of amortization vary by acquisition and type of asset. NeoGenomics excludes these items to provide a consistent basis for comparing operating results across reporting periods, pre- and post-acquisition.

Deemed dividends on preferred stock - GAAP accounting for the unique structure of the Series A Redeemable Preferred Stock requires the Company to assume that such preferred stock would be outstanding for its entire ten-year term. In addition, GAAP requires that the escalating preferred dividend rate over time be accelerated for accounting purposes and amortized on a straight-line basis over the ten-year life of the instrument, irrespective of the minimal contractual requirements for "paid in kind" stock dividends in the early years. Since such implied dividends were not paid in cash, and since the Company believed that such preferred stock would have been redeemed within the first three years it was outstanding, before any significant dividends accrued under the contractual terms, the Company believed these non-cash expenses were not meaningful in evaluating the operating performance of the Company and it would have been misleading to not adjust for such expenses across reporting periods.

Amortization of preferred stock beneficial conversion feature - This non-cash expense is also a direct result of the complex GAAP accounting requirements for our Series A Redeemable Preferred Stock. The Company believes this expense is not meaningful in evaluating the operating performance of the Company, distorts comparisons across reporting periods, and that it would be misleading to not adjust for such expenses across reporting periods.

Non-cash, stock-based compensation expenses - Because many of the company's full-time physicians reside in California, state regulations against the corporate practice of medicine require us to retain their professional service corporations rather than hire them as employees. Prior to ASU 2018-07, which we adopted in the second quarter of 2018, GAAP provided that variable stock- based compensation treatment be applied for non-employee service providers. This variable accounting treatment can cause significant fluctuations in quarterly expense based on changes in the Company's stock price from one quarter to the next and result in large positive or negative impacts to total operating expenses. Without adjusting for these non-cash expenses, the Company believed it would have been been difficult to compare financial results from core operations across reporting periods on a consistent basis.

Acquisition and integration expenses - We incurred significant expenses in connection with our recent acquisition of Genoptix related to transaction costs and integration expenses. These expenses include acquisition-related transaction costs, consultants, severance, systems integration and conversion expenses, and other costs related to integration activities. In order to compare across periods on a consistent basis we believe it is appropriate to exclude these expenses.

Other significant non-recurring income and expenses -  Certain other items, if any, that neither relate to the ordinary course of our business nor reflect our underlying business performance are also excluded, including applicable expenses and/or proceeds related legal settlements among other items. We believe that the exclusion of such items that are not indicative of our ordinary operations provides a more useful comparison of our underlying business performance from period to period.

Reconciliation of GAAP Net Income to Non-GAAP EBITDA and Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended March 31,
	2019	2018
Net Income (Loss) (GAAP)	$(2,424)	$644
Adjustments to Net Income:
Interest expense, net	1,826	1,486
Income tax (benefit) expense	(2,023)	438
Amortization of intangibles	2,559	1,413
Depreciation	5,271	3,633
EBITDA	5,209	7,614
Further Adjustments to EBITDA:
Acquisition and integration related expenses	1,266	—
Other significant non-recurring (income)	5,145	—
Non-cash, stock-based compensation	2,139	1,624
Adjusted EBITDA (non-GAAP)	$13,759	$9,238

Reconciliation of GAAP Net Income Available to Common Stockholders to Non- GAAP Adjusted Net Income and GAAP Earnings per Share to Non-GAAP Adjusted Earnings per Share
(Unaudited, in thousands except per share amounts)

	Three Months Ended March 31,
	2019	2018
Net Income (Loss) attributable to common stockholders (GAAP)	$(2,424)	$(2,212)
Adjustments to Net Income (loss) net of tax:
Amortization of intangibles	2,559	1,116
Deemed dividends on preferred stock	—	792
Amortization of preferred stock beneficial conversion feature	—	1,464
Non-cash stock-based compensation expenses	1,959	1,377
Acquisition and integration related expenses	1,000	—
Other significant non-recurring (income)/expenses	4,065	—
Adjusted Net Income (non-GAAP)	$7,159	$2,537

Net income (loss) per common share (GAAP)
Diluted EPS	$(0.03)	$(0.03)
Adjustments to diluted income (loss) per share:
Amortization of intangibles	0.03	0.01
Deemed dividends on preferred stock	—	0.01
Amortization of preferred stock beneficial conversion feature	—	0.02
Non-cash stock based compensation expenses	0.02	0.02
Acquisition and integration related expenses	0.01	—
Other significant non-recurring (income)/expenses	0.04	—
Adjusted Diluted EPS (non-GAAP)	$0.07	$0.03

Weighted average shares used in computation of adjusted diluted earnings per share:
Diluted Common Shares (GAAP)	94,740	80,507
Options and restricted stock not included in GAAP Diluted Shares (using treasury stock method)	3,770	1,919
Weighted Avg. Preferred Shares (as converted)	—	6,864
Adjusted Diluted Shares outstanding (non-GAAP)	98,510	89,290

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(3) This adjustment is for rounding and in those periods in which there is a net loss attributable to common shareholders, will also compensate for the effects of including the Series A Preferred Shares on an as-converted basis and the treasury stock impact of outstanding stock options in the Adjusted Diluted Shares outstanding, both of which are not included in GAAP Diluted Shares outstanding.

Reconciliation of Non-GAAP Financial Guidance to Corresponding GAAP Measures

GAAP net income in 2019 will be impacted by certain charges, including: (i) expense related to the amortization of customer lists and other intangibles, (ii) non-cash stock based compensation (iii) acquisition and integration related expenses and non-recurring charges, (iv) other one-time charges. These charges have been included in GAAP net income available to common shareholders and GAAP net income per share; however, they have been removed from Adjusted Net Income and Adjusted Diluted Net Income per Share.

The following table reconciles our 2019 outlook for Net Income and EPS to the corresponding non-GAAP measures of Adjusted Net Income, Adjusted EBITDA and Adjusted Diluted EPS:

	For the Year Ended December 31, 2019
	Low Range	High Range
Net income (loss) (GAAP)	$(3,000)	$1,000
Amortization of intangibles	11,000	11,000
Non-cash, stock-based compensation (4)	8,000	8,000
Acquisition and integration related expenses	2,000	2,000
Other one-time expenses	5,000	5,000
Adjusted Net Income (non-GAAP)	$23,000	$27,000
Interest and taxes	8,000	8,000
Depreciation	21,000	21,000
Adjusted EBITDA (non-GAAP)	$52,000	$56,000

Net income (loss) per diluted common share (GAAP)	$(0.03)	$0.01
Adjustments to diluted loss per share:
Amortization of intangibles	0.12	0.11
Non-cash, stock based compensation expenses	0.08	0.08
Acquisition and integration related expenses	0.02	0.02
Other one-time expenses	0.05	0.05
Impact of dilution on Adjusted Net Income	(0.01)	0.00
Adjusted Diluted EPS (non-GAAP)	0.23	0.27

Weighted average assumed shares outstanding in 2019:
Diluted Common Shares (GAAP)	95,500	95,500
Options and restricted stock not included in diluted shares	4,000	4,000
Adjusted diluted shares outstanding (non-GAAP)	99,500	99,500

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(4) Forecasts of non-cash, stock-based compensation expense assume consistency in the Company's stock price in 2019 and no further stock-based awards requiring variable accounting in accordance with ASU 2018-07.

Supplemental Information
Pharma Revenue, Cost of Revenue and Gross Profit

	Three Months Ended March 31,
Pharma Operations:	2019	2018 (as adjusted)	% Change
Pharma Revenue	$9,367	$6,452	45.2%
Cost of Revenue	$5,811	$5,078	14.4%
Gross Profit	$3,556	$1,374	158.8%

Supplemental Information
Clinical (5) Requisitions Received, Tests Performed, Revenue and Cost of Revenue (Unaudited, in thousands, except test and requisition data)

	Three Months Ended March 31,
Clinical Operations:	2019	2018 (as adjusted)	% Change
Requisitions received (cases)	155,963	105,229	48.2%
Number of tests performed	234,317	178,794	31.1%
Average number of tests/requisition	1.50	1.70	(11.6)%

Total clinical testing revenue	$86,210	$56,971	51.3%
Average revenue/requisition	$553	$541	2.1%
Average revenue/test	$368	$319	15.5%

Cost of revenue	$42,651	$31,042	37.4%
Average cost/requisition	$273	$295	(7.3)%
Average cost/test	$182	$174	4.8%

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(5) Clinical tests exclude tests performed for Pharma Services customers.